UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items.

On January 5, 2015, Empire Resorts, Inc. (“Empire”) issued a press release announcing the commencement of a rights offering (the “Rights Offering”) of non-transferable subscription rights to holders of record of Empire’s common stock and Series B Preferred Stock as of January 2, 2015 to purchase up to 7,042,254 shares of Empire’s common stock. A copy of Empire’s press release is filed as Exhibit 99.9 hereto. In connection with the Rights Offering, Empire is filing items included as exhibits 5.1, 99.1 and 99.3 through 99.8 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to Empire’s Registration Statement on Form S-3 (Registration No. 333-193176), to which the prospectus supplement dated January 5, 2015 relating to the Rights Offering is a part.

In connection with the Rights Offering, on January 2, 2015, Empire and Kien Huat Realty III Limited (“Kien Huat”), Empire’s largest stockholder, entered into a standby purchase agreement (the “Standby Purchase Agreement”). Pursuant to the Standby Purchase Agreement, Kien Huat agreed to exercise in full its basic subscription rights granted in the Rights Offering within ten days of its grant. In addition, Kien Huat agreed it will exercise all rights not otherwise exercised by the other holders in the Rights Offering in an aggregate amount not to exceed $50,000,000. Under the Standby Purchase Agreement, the Company will pay Kien Huat a fee of $250,000 and reimburse Kien Huat for its expenses in an amount not to exceed $40,000. Consummation of the Standby Purchase Agreement is subject to usual and customary closing conditions.

The net proceeds of this Rights Offering will be used for the expenses relating to the pursuit of a gaming facility license for the Casino Project (as defined herein) and for development purposes. Empire’s subsidiary, Montreign Operating Company, LLC (together with Empire, the “Company”), applied to the New York Gaming Facility Location Board (the “Siting Board”) for a gaming facility license with respect to a proposed casino (the “Casino Project”) to be located at the site of Adelaar, the four-season destination resort planned for Sullivan County, New York. On December 17, 2014, the Company was selected by the Siting Board to apply to the New York State Gaming Commission for a gaming facility license for the Casino Project. As a result, the Rights Offering was launched to support the Company’s pursuit of such license.

In connection with the Rights Offering, on January 2, 2015, Empire and Kien Huat also entered into an amendment (the “Amendment”) to a letter agreement between the parties, dated June 26, 2014 (the “Commitment Letter”), relating to Kien Huat’s commitment to provide equity financing for the Casino Project. Pursuant to the Commitment Letter, Kien Huat had agreed to participate in, and backstop, a rights offering (a “Casino Project Rights Offering”) in an amount up to $150,000,000 plus the amount needed to redeem certain Series E Preferred Stock of Empire pursuant to an existing settlement agreement if the Company launched such a rights offering to provide the equity financing necessary for the Casino Project. As a result of the Rights Offering and the Standby Purchase Agreement, Empire and Kien Huat entered into the Amendment pursuant to which Kien Huat agreed to waive, solely with respect to the Rights Offering, the condition precedent to the Casino Project Rights Offering that the gaming facility license shall have been awarded to the Company. Moreover, Empire and Kien Huat agreed to revise the maximum amount of the Casino Project Rights Offering to take into account the Rights Offering and the commitment fee payable pursuant to the Standby Purchase Agreement.

This summary description of the Standby Purchase Agreement and the Letter Amendment is qualified in its entirety by reference to the actual Standby Purchase Agreement and the Amendment, which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Ellenoff Grossman & Schole LLP

99.1	Standby Purchase Agreement, dated January 2, 2015, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited

99.2	Letter Agreement, dated January 2, 2015, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited

99.3	Form of Rights Certificate

99.4	Form of Letter to Stockholders who are Record Holders

99.5	Form of Letter to Stockholders who are Beneficial Holders

99.6	Form of Letter to Clients of Stockholders who are Beneficial Holders

99.7	Form of Nominee Holder Certification Form

99.8	Form of Beneficial Owner Election Form

99.9	Press Release, dated January 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2015

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	Chief Executive Officer

Exhibit Index

5.1	Opinion of Ellenoff Grossman & Schole LLP

99.1	Standby Purchase Agreement, dated January 2, 2015, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited

99.2	Letter Agreement, dated January 2, 2015, by and between Empire Resorts, Inc. and Kien Huat Realty III Limited

99.3	Form of Rights Certificate

99.4	Form of Letter to Stockholders who are Record Holders

99.5	Form of Letter to Stockholders who are Beneficial Holders

99.6	Form of Letter to Clients of Stockholders who are Beneficial Holders

99.7	Form of Nominee Holder Certification Form

99.8	Form of Beneficial Owner Election Form

99.9	Press Release, dated January 5, 2015